As filed with the Securities and Exchange Commission on December 16, 2005

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

JAMES RIVER GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	05-0539572
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1414 Raleigh Road, Suite 415
Chapel Hill, North Carolina 27517
(Address of principal executive offices, including zip code)

James River Group, Inc. 2003 Incentive Plan
James River Group, Inc. 2005 Incentive Plan
(Full title of the Plans)

J. Adam Abram
President and Chief Executive Officer
James River Group, Inc.
1414 Raleigh Road
Suite 415
Chapel Hill, North Carolina 27517
Phone: (919) 883-4171
(Name, address and telephone number, including area code, of agent for service)

Copy to:
Heather R. Badami, Esq.
Bryan Cave LLP
700 Thirteenth St. NW, Suite 700
Washington, DC 20005
Phone: (202) 508-6082

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (4)	Proposed Maximum Aggregate Offering Price (4)	Amount of Registration Fee
Common Stock, $.01 par value	3,751,350 shares (2)	$19.56	$73,376,406	$7,851
Common Stock, $.01 par value	2,500,000 shares (3)	$19.56	$48,900,000	$5,232
Total	6,251,350 shares		$122,276,406	$13,083

(1)	This Registration Statement also includes such additional shares of common stock as may be issuable pursuant to the anti-dilution provisions of the James River Group, Inc. 2003 Incentive Plan, as amended, (the ‘‘2003 Plan’’) and the James River Group, Inc. 2005 Incentive Plan (the ‘‘2005 Plan’’).

(2)	Represents 1,678,880 shares of common stock reserved for issuance upon the exercise of outstanding options granted under the 2003 Plan and 2,072,470 shares of common stock available for future grants under the 2003 Plan.

(3)	Represents 449,479 shares of common stock reserved for issuance upon the exercise of outstanding options granted under the 2005 Plan and 2,050,521 shares of common stock available for future grants under the 2005 Plan.

(4)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h), based on the average of the high and low sale prices of the common stock, $.01 par value, of the Registrant as reported by the Nasdaq National Market on December 13, 2005.

INTRODUCTION

This Registration Statement on Form S-8 is filed by James River Group, Inc. (the ‘‘Company’’) relating to 6,251,350 shares of its common stock, par value $.01 per share (‘‘Common Stock’’), issuable pursuant to the James River Group, Inc. 2003 Incentive Plan, as amended, and the James River Group, Inc. 2005 Incentive Plan.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.    Plan Information.

Information required by Part I of Form S-8 to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, and the Note to Part I of Form S-8.

Item 2.    Registrant Information and Employee Plan Annual Information.

Information required by Part I of Form S-8 to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, and the Note to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THIS REGISTRATION STATEMENT

Item 3.    Incorporation of Certain Documents by Reference.

The following documents that the Company has filed with the Securities and Exchange Commission (the ‘‘Commission’’) are incorporated in this Registration Statement by reference and made a part hereof (except for the portions of the Company’s current reports furnished, as opposed to filed, on Form 8-K):

1.	The Prospectus filed by the Company pursuant to Rule 424(b) under the Securities Act of 1933, as amended, relating to the Registration Statement on Form S-1, as amended (File No. 333-124605), on August 8, 2005, which contains audited financial statements of the Company for the latest period for which such statements have been filed;

2.	Quarterly Reports on Form 10-Q for the quarters ended June 30, 2005 and September 30, 2005;

3.	Current Reports on Form 8-K dated August 8, 2005, August 12, 2005, August 26, 2005 and September 6, 2005; and

4.	The description of the Company's Common Stock as contained in the Registration Statement on Form 8-A, filed with the Commission on August 5, 2005, including any subsequent amendment or report filed with the purpose of amending such description.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (except for the portions of the Company’s current reports furnished, as opposed to filed, on Form 8-K) subsequent to the effective date of this Registration Statement, but prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered hereby have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.

Item 4.    Description of Securities.

Not applicable.

Item 5.    Interest of Named Experts and Counsel.

None.

Item 6.    Indemnification of Directors and Officers.

Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for payments of unlawful dividends or unlawful stock repurchases or redemptions or (iv) for any transaction from which the director derived an improper personal benefit. The Company’s Third Amended and Restated Certificate of Incorporation contains such a provision.

Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation — a ‘‘derivative action’’), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with defense or settlement of such action, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The Company’s Third Amended and Restated Certificate of Incorporation contains such a provision.

The Company has entered into indemnification agreements with its directors and officers pursuant to which the Company has agreed to indemnify the director or officer in certain third party proceedings, derivative actions and investigative proceedings by reason of the fact that the director or officer is or was an agent of the Company.

The Company has in effect a directors and officers liability insurance policy providing insurance for the directors and officers of the Company against certain liabilities asserted against them or incurred by them, including liabilities under the Securities Act of 1933 and the Securities Exchange Act of 1934. The Company pays the entire premium of this policy.

Item 7.    Exemption from Registration Claimed.

None.

Item 8.    Exhibits.

Exhibit No.	Description of Exhibit
3.1	Third Amended and Restated Certificate of Incorporation (incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K dated August 12, 2005 (File No. 000-51480)).

Exhibit No.	Description of Exhibit
3.2	Form of Third Amended and Restated By-Laws (incorporated herein by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K dated August 12, 2005 (File No. 000-51480)).
4.1	Specimen Stock Certificate, representing James River Group, Inc. common stock, par value $0.0l per share (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-1 (File No. 333-124605)).
4.2	Form of Warrant relating to Series B Convertible Preferred Stock (incorporated by reference to Exhibit 4.2 to the Company’s Registration Statement on Form S-1 (File No. 333-124605)).
4.3	Registration Rights Agreement dated January 21, 2003, by and among James River Group, Inc. and certain stockholders as named therein (incorporated by reference to Exhibit 4.6 to the Company’s Registration Statement on Form S-1 (File No. 333-124605)).
4.4	Indenture dated as of May 26, 2004, by and between James River Group, Inc. and Wilmington Trust Company, as Trustee, relating to Floating Rate Senior Debentures Due 2034 (incorporated by reference to Exhibit 4.8 to the Company’s Registration Statement on Form S-1 (File No. 333-124605)).
4.5	Indenture dated as of May 26, 2004, by and between James River Group, Inc. and Wilmington Trust Company, as Trustee, relating to Floating Rate Junior Subordinated Debentures Due 2034 (incorporated by reference to Exhibit 4.9 to the Company’s Registration Statement on Form S-1 (File No. 333-124605)).
4.6	Amended and Restated Declaration of Trust of James River Capital Trust I dated as of May 26, 2004, by and among James River Group, Inc., the Trustees (as defined therein) and the holders, from time to time, of undivided beneficial interests in James River Capital Trust I (incorporated by reference to Exhibit 4.10 to the Company’s Registration Statement on Form S-1 (File No. 333-124605)).
4.7	Preferred Securities Guarantee Agreement dated as of May 26, 2004, by James River Group, Inc., as Guarantor and Wilmington Trust Company, as Preferred Guarantee Trustee, for the benefit of the Holders (as defined therein) of James River Capital Trust I (incorporated by reference to Exhibit 4.11 to the Company’s Registration Statement on Form S-1 (File No. 333-124605)).
4.8	Indenture dated December 15, 2004, by and between James River Group, Inc. and Wilmington Trust Company, as Trustee, relating to Floating Rate Junior Subordinated Deferrable Interest Debentures Due 2034 (incorporated by reference to Exhibit 4.12 to the Company’s Registration Statement on Form S-1 (File No. 333-124605)).
4.9	Amended and Restated Declaration of Trust of James River Capital Trust II dated as of December 15, 2004, by and among James River Group, Inc., the Trustees (as defined therein), the Administrators (as named therein), and the holders, from time to time, of undivided beneficial interests in the James River Capital Trust II (incorporated by reference to Exhibit 4.13 to the Company’s Registration Statement on Form S-1 (File No. 333-124605)).

Exhibit No.	Description of Exhibit
4.10	Guarantee Agreement dated as of December 15, 2004, by James River Group, Inc., as Guarantor, and Wilmington Trust Company, as Guarantee Trustee, for the benefit of the Holders (as defined therein) from time to time of the capital securities of James River Capital Trust II (incorporated by reference to Exhibit 4.14 to the Company’s Registration Statement on Form S-1 (File No. 333-124605)).
5.1	Opinion of Bryan Cave LLP
10.1	James River Group, Inc. 2003 Incentive Plan, (incorporated by reference to Exhibit 10.1 to the Company’s Registration Statement on Form S-1 (File No. 333-124605)).
10.2	First Amendment to the James River Group, Inc. 2003 Incentive Plan, (incorporated by reference to Exhibit 10.2 to the Company’s Registration Statement on Form S-1 (File No. 333-124605)).
10.3	James River Group 2005 Incentive Plan, (incorporated by reference to Exhibit 10.6 to the Company’s Registration Statement on Form S-1 (File No. 333-124605)).
23.1	Consent of Ernst & Young LLP
23.2	Consent of Bryan Cave LLP (included as part of Exhibit 5.1)
24	Powers of Attorney (included on signature page)

Item 9.    Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the ‘‘Calculation of Registration Fee’’ table in the effective Registration Statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-3 or Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Chapel Hill, state of North Carolina, on this 16th day of December 2005.

JAMES RIVER GROUP, INC.
By: /s/ J. Adam Abram J. Adam Abram President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints J. Adam Abram and Michael T. Oakes, and each of them, the undersigned's true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the undersigned and in the undersigned's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 and to file the same, with exhibits and any and all other documents filed with respect thereto, with the Securities and Exchange Commission (or any other governmental or regulatory authority), granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and to perform each and every act and thing requisite and necessary to be done in ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ J. Adam Abram	President, Chief Executive Officer and Director	December 16, 2005

J. Adam Abram

/s/ Michael T. Oakes	Executive Vice President and Chief Financial Officer	December 16, 2005

Michael T. Oakes

/s/ Michael E. Crow	Sr. Vice President – Finance; Chief Accounting Officer	December 16, 2005

Michael E. Crow

/s/ Richard W. Wright	Chairman of the Board	December 16, 2005

Richard W. Wright

/s/ Matthew Bronfman	Director	December 16, 2005

Matthew Bronfman

/s/ Alan N. Colner	Director	December 16, 2005

Alan N. Colner

/s/ Joel L. Fleishman	Director	December 16, 2005

Joel L. Fleishman

/s/ Dallas W. Luby	Director	December 16, 2005

Dallas W. Luby

/s/ John T. Sinnott	Director	December 16, 2005

John T. Sinnott

Signature	Title	Date

/s/ Michael H. Steinhardt	Director	December 16, 2005

Michael H. Steinhardt

/s/ A. Wellford Tabor	Director	December 16, 2005

A. Wellford Tabor

/s/ James L. Zech	Director	December 16, 2005

James L. Zech

/s/ Nicolas D. Zerbib	Director	December 16, 2005

Nicolas D. Zerbib

EXHIBITS

5.1	Opinion of Bryan Cave LLP.
23.1	Consent of Ernst & Young LLP.